STATEMENT TO CERTIFICATEHOLDER	EXHIBIT 99.1

ORIGINAL DEAL PARAMETERS
Certificate Balance	$10,243,196.21

INPUTS FROM PREVIOUS PERIOD STATEMENT TO CERTIFICATEHOLDER
Certificate Balance	$10,243,196.21

CALCULATION OF DISTRIBUTABLE AMOUNTS
Deposit to Certificate Distribution Account from Collection Account plus	$1,131,812.50
Deposit to Certificate Distribution Account from Principal Distribution Account	$0.00
Deposit to Certificate Distribution Account from Reserve Account	$0.00
Total Deposit to Certificate Distribution Account	$1,131,812.50

DISTRIBUTIONS FROM CERTIFICATE DISTRIBUTION ACCOUNT
1. Principal to Fixed Rate Certificateholders	$0.00
2. Any remaining amounts to the Seller	$1,131,812.50
3. Amount of Principal being paid on Certificate	$0.00
per $1,000 original principal balance	$0.000000

SUMMARY OF DISTRIBUTIONS
Certificates Principal Paid	$0.00
Ending Certificates Principal Balance	$10,243,196.21
Certificate Pool Factor	1.00

Remaining amounts to the Seller	$1,131,812.50